UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2019

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd.

Bristol, Tennessee 37620

(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on April 22, 2019, Kevin S. Crutchfield, the Chief Executive Officer of Contura Energy, Inc. (the “Company”) and a member of its board of directors (the “Board”), resigned as Chief Executive Officer of the Company, effective May 6, 2019. On May 6, 2019, Mr. Crutchfield will contemporaneously step down as a member of the Board as well.

Mr. Crutchfield was previously nominated by the Board to stand for re-election as a director at the Company’s upcoming annual meeting of stockholders to be held on May 1, 2019. He will remain a nominee for re-election but will serve only a partial term as he will leave the Board on May 6, 2019.

Pursuant to the Company’s governing documents, upon the effectiveness of Mr. Crutchfield’s resignation from the Board, the Board may choose to reduce the number of directors by adopting resolutions approved by a majority of the Board. It may also take no action. The Board has not determined what actions, if any, it will take.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019

Contura Energy, Inc.

By:	/s/ Mark M. Manno
	Name:	Mark M. Manno
	Title:	Executive Vice President, Chief Administrative & Legal Officer and Secretary